MORSE, WILLIAMS & CO., INC.
                          WALL STREET MANAGEMENT CORP.
                           THE WALL STREET FUND, INC.

                                 CODE OF ETHICS

SECTION 1 - STATEMENT OF GENERAL FIDUCIARY PRINCIPLES

     This Code of Ethics (the "Code") expresses the policy and procedures of Wall Street Management Corp. (the "Adviser"), Morse, Williams & Co., Inc. ("MWC"), and The Wall Street Fund, Inc. (the "Fund"), and is enforced to ensure that no one is taking advantage of his or her position, or even giving the appearance of placing his or her own interests above those of the Fund or the MWC Clients. Investment company and Investment Advisory personnel must at all levels act as fiduciaries, and as such must place the interests of the shareholders and clients before their own. Thus, we ask that when contemplating any personal transaction you ask yourself what you would expect or demand if you were a shareholder of the Fund or a client of MWC.

     This Code is adopted pursuant to Rule 204-2 of the Investment Advisers Act of 1940, as amended, and Rule 17j-1 (the "Rule") of the Investment Company Act of 1940, as amended (the "1940 Act"), which such Rule makes it unlawful for any affiliated person of the Fund, or any affiliated person of the Adviser, in connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired (as defined below) by the Fund:

     (i)  to employ any device, scheme or artifice to defraud the Fund;

     (ii) to make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

     (iii)to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

     (iv) to engage in any manipulative practice with respect to the Fund.

     In compliance with these regulations, this Code has been adopted and approved by each of the Boards of Directors of the Fund, the Adviser and MWC, including by a majority of the Directors of the Fund who are not "interested persons", for the purpose of implementing policies and procedures reasonably necessary to prevent Access Persons (as defined below) of the Fund, the Adviser, or MWC from engaging in any conduct prohibited by these Rules. We ask that all personnel follow not only the letter of this Code but also abide by the spirit of this Code and the principles articulated herein.


Section 2 - Definitions

     A)   "Access Person" means:

          (i) any trustee, director, officer, general partner or Advisory Person (as defined below) of the Fund, the Adviser or MWC; or

          (ii) any trustee, director, officer or general partner of a principal underwriter of the Fund who, in the ordinary course of his or her business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities (as defined below) by the Fund for which the principal underwriter so acts or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities; or

          (iii)notwithstanding the provisions of clause (i) above with respect to the Adviser, where the Adviser is primarily engaged in a business or businesses other than advising registered investment companies or other Advisory clients, any director, officer or Advisory Person of the Adviser who, with respect to the Fund, makes any recommendation or participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation shall be made to the Fund or who, in connection with his or her duties, obtains any information concerning Covered Securities recommendations being made by the Adviser.

     B)   "Advisory Person" means

          (i) any employee of the Fund, the Adviser or MWC (or of any company in a control relationship to the Fund, the Adviser or MWC), who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by the Fund or for MWC Clients (as defined below) or whose functions relate to any recommendations with respect to such purchases or sales;

          (ii) any natural person who controls the Fund, the Adviser, or MWC and who obtains information (other than publicly available information) concerning recommendations made to the Fund or MWC Clients with regard to the purchase or sale of Covered Securities.

     C)   "Affiliated Persons" or "Affiliate" means

          (i) any employee or Access Person, and any member of the immediate family (defined as spouse, child mother, father, brother, sister-in-law or any other relative) of any such person who lives in the same household as such person or who is financially dependent upon such person;

          (ii) any account for which any of the persons described in C(i) hereof is a custodian, director, trustee or otherwise acting in a fiduciary capacity, or with respect to which any such person either has the authority to make investment decisions or from time to time gives investment advice;

          (iii)any partnership, corporation, joint venture, trust or other entity in which any employee of the Fund or Access Person of the Fund directly or indirectly, in the aggregate, has a 10% or more beneficial interest or for which any such person is a general partner or an executive officer.

     D) A security is "being considered for purchase or sale" or is "being purchased or sold" when a recommendation to purchase or sell the security has been made and communicated to the portfolio manager, which includes when the Fund or a MWC Client has a pending "buy" or "sell" order with respect to a security, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

          Nevertheless, a security is not "being considered for purchase or sale" solely by reason of that security being subject to normal review procedures applicable to portfolio securities of clients or normal review procedures which are part of a general industrial or business study, review, survey or research or monitoring of securities markets.

     E) "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder.

     F) "MWC Clients" means any investment advisory client or private client of Morse, Williams & Co., Inc.

     G) "Control" shall have the same meaning as set forth in Section 2(a)(9) of the 1940 Act.

     H) "Covered Security" means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include:

          (1)  Direct obligations of the Government of the United States;

          (2) Banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

          (3)  Shares issued by open-end registered investment companies.


     I) "Disinterested Director" of the Fund shall mean a director thereof who is not an "interested person" of the Fund or the Adviser within the meaning of Section 2(a)(19) of the 1940 Act.

     J) "Initial Public Offering" ("IPO") means an offering of securities registered under the Securities Act of 1933, as amended (the
          "Securities Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

     K)   "Investment Personnel" means:

          (i) any employee of the Fund, the Adviser or MWC (or of any company in a control relationship to the Fund, the Adviser or MWC) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund or for MWC Clients;

          (ii) any natural person who controls the Fund, the Adviser or MWC and who obtains information concerning recommendations made to the Fund or MWC regarding the purchase or sale of securities by the Fund or by MWC Clients.

     L) "Legal Compliance Officer" means the Legal Compliance Officer designated by the Fund, the Adviser or MWC. The Legal Compliance Officer shall be Robert P. Morse or in his absence or where he has a conflict, Laurence R. Golding or Michael R. Linburn.

     M) "Limited Offering" means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 promulgated thereunder.

     N) "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

     O)   "Security held or to be acquired" means:

          (i)  any Covered Security which, within the most recent 15 days:

               (A)  is or has been held by the Fund or by MWC Clients; or

               (B) is being or has been considered by the Fund, the Adviser or MWC for purchase by the Fund or for MWC Clients; or

          (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph
               (i) of this definition.

SECTION 3 - PROHIBITIONS AFFECTING MWC PERSONNEL

     A)   Prohibitions on Purchases and Sales

     No Access Person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction(s) acquires, any direct or indirect beneficial ownership and which to his actual knowledge at the time of such purchase or sale:

          (i)  is being considered for purchase or sale by MWC Clients;

          (ii) is being purchased or sold by MWC Clients; or

          (iii)is a security held or to be acquired in a MWC Client's portfolio unless prior thereto he shall have received pre-clearance by the Legal Compliance Officer of MWC.

     B)   Exempted Transactions

     The Prohibitions in Section 3A of this Code shall not apply to:

     (a) Purchases or sales effected for any account over which the Access Person has no direct or indirect influence or control;

     (b) Purchases or sales of Covered Securities which are not eligible for purchase or sale by MWC Clients;

     (c) Purchases or sales which are non-volitional on the part of either the Access Person or MWC Clients;

     (d)  Purchases which are a part of an automatic dividend reinvestment plan;

     (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     (f) Purchases or sales of securities eligible for purchase or sale for MWC Clients, must be pre-cleared by the MWC's Legal Compliance Officer.

SECTION 4 - RESTRICTIONS AFFECTING THE FUND AND ADVISER PERSONNEL

     The prohibitions described below will only apply to a transaction in a Covered Security in which the designated person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

     A)   Blackout Trading Periods - Access Persons

     No Access Person or Affiliate of the Fund or Adviser shall purchase or sell, directly or indirectly, any Covered Security in which he has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which at the time of such purchase or sale is being considered for purchase or sale by the Fund or is being purchased or sold by the Fund before the expiration of five business days during which the Fund is considering the purchase or sale or has a pending buy or sell order in that same Covered Security until that order is executed or withdrawn.

     B)   Blackout Trading Periods - Investment Personnel

     No Investment Personnel or Affiliate of the Fund or Adviser shall engage in a purchase or sale, directly or indirectly, of a Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within seven (7) calendar days before and after the Fund trades in that Covered Security.

     C)   Ban on Short-Term Trading Profits

     Unless an exception is granted, no Access Person or Affiliate of the Fund or Adviser may profit in the purchase and sale, or sale and purchase, of the same (or equivalent) Covered Security within 60 calendar days if such Covered Security are held by the Fund.

     D)   Ban on Securities Purchases of an Initial Public Offering

     Investment Personnel of the Fund or Adviser may not acquire, directly or indirectly, any beneficial ownership in any securities in an initial public offering without prior approval in writing from the Legal Compliance Officer or other person designated by the Board of Directors.

     E)   Securities Offered in a Limited Offering

     Investment Personnel of the Fund or Adviser may not acquire, directly or indirectly, any beneficial ownership in any securities in a limited offering without the prior written consent of the Legal Compliance Officer. Furthermore, should written consent of the Fund be given, Investment Personnel are required to disclose such investment when participating in the Fund's subsequent consideration of an investment in such issuer. In such circumstances, the Fund's decision to purchase securities of the issuer should be subject to an independent review by Investment Personnel of the Fund with no personal interest in the issuer.

     F)   Gifts - Investment Personnel

     Investment Personnel of the Fund or Adviser shall not receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Fund. For purposes of this Code, "more than de minimis value" shall mean any gift in excess of a value of $100 per year.

     G)   Exempted Transactions

     1. Subject to compliance with  Pre-clearance  procedures in accordance with
Section 6 below, the prohibitions of Section 4 of this Code shall not apply to:

          (i) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control, or in any account of the Access Person which is managed on a discretionary basis by a person other than such Access Person and with respect to which such Access Person does not in fact influence or control such transactions;

          (ii) Purchases or sales of securities which are not eligible for purchase or sale by the Fund;

          (iii)Purchases or sales which are nonvolitional on the part of either the Access Person or the Fund.

          (iv) Purchases which are part of an automatic dividend reinvestment plan;

          (v) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

          (vi) Any equity securities transaction, or series of related transactions, involving 1,000 shares or less in the aggregate, if
               (i) the Access Person has no prior knowledge of transactions in such security by the Fund and (ii) if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion;

          (vii)Any  fixed  income  securities   transaction   involving  $10,000
               principal amount or less, if the Access Person has no prior knowledge of transactions in such securities by the Fund; and

          (viii) All other transactions contemplated by Access Persons which receive the prior approval of the Legal Compliance Officer in accordance with the Pre-clearance procedures described in Section 6 below. Purchases or sales of specific securities may receive the prior approval of the Legal Compliance Officer if the Legal Compliance Officer has determined that no abuse is involved and that such purchases and sales would be very unlikely to have any economic impact on the Fund or on the Fund's ability to purchase or sell such securities.

     2. Notwithstanding Section 4G(viii), the prohibition in Section 4A shall not apply to Disinterested Directors, unless a Disinterested Director, at the time of a transaction, knew or, in the ordinary course of fulfilling his or her official duties as a Director of the Fund, should have known that the Fund had a pending buy or sell order in that same security, which order had not yet been executed or withdrawn.

     3. Notwithstanding Section 4G(viii), the prohibition in Section 4C shall not apply to profits earned from transactions in securities which securities are not the same (or equivalent) to those owned, shorted or in any way traded during the 60-day period; provided, however, that if the Legal Compliance Officer determines that a review of the Access Person's reported personal securities transactions indicates an abusive pattern of short-term trading, the Legal
Compliance Officer may prohibit such Access Person from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days whether or not such security is the same (or equivalent) to that owned, shorted or in any way traded by the Fund.

     H)   Confidential Status of the Fund's Portfolio

     The current portfolio positions of the Fund managed, advised and/or administered by the Adviser and current portfolio transactions, programs and analyses must be kept confidential.

     If nonpublic information regarding the Fund's portfolio should become known to any Access Person, whether in the line of duty or otherwise, he or she should not reveal it to anyone unless it is properly part of his or her work to do so.

     If anyone is asked about the Fund's portfolio or whether a security has been sold or bought, his or her reply should be that this is an improper question and that this answer does not mean that the Fund has bought, sold or retained the particular security. Reference, however, may, of course, be made to the latest published report of the Fund's portfolio.

     I)   Nonpublic Material Information

     From time to time the Adviser has circulated and discussed with Access Persons the latest administrative and judicial decisions regarding the absolute prohibition against the use of nonpublic material information, also known as "inside information." In view of the many forms in which the subject can arise, the Adviser must reiterate that a careful and conservative approach must prevail and no action should be taken where "inside information" may be involved without a thorough review by the Legal Compliance Officer.

     Material inside information is any information about a company or the market for the company's securities which has come directly or indirectly from the company and which has not been disclosed generally to the marketplace, the dissemination of which is likely to affect the market price of any of the company's securities or is likely to be considered important by reasonable investors, including reasonable speculative investors, in determining whether to trade in such securities.

     Information should be presumed "material" if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, etc.

     "Inside information" is information that has not been publicly disclosed. Information received about a company under circumstances which indicate that it is not yet in general circulation and that such information may be attributable, directly or indirectly, to the company (or its insiders) should be deemed to be inside information.

     Whenever an Access Person receives material information about a company which he or she knows or has reason to believe is directly or indirectly attributable to such company (or its insiders), the Access Person must determine that the information is public before trading or recommending trading on the basis of such information or before divulging such information to any person who is not an employee of the Adviser or a party to the transaction. As a rule, one should be able to point to some fact to show that the information is generally available; for example, its announcement on the broad tape or by Reuters, The Wall Street Journal or trade publications. If the Access Person has any question at all as to whether the information is material or whether it is inside and not public, he or she must resolve the question or questions before trading, recommending trading or divulging the information. If any doubt at all remains, the Access Person must consult with the Legal Compliance Officer.

     J)   Services as a Director in a Publicly Traded Company

     Access Persons shall not serve on the boards of directors of publicly traded companies, absent prior authorization by the Fund's Board of Directors, based upon a determination that the board service would be consistent with the interests of the Fund and its shareholders. When such authorization is provided, the Investment Personnel serving as a director will be isolated from making investment decisions with respect to the pertinent company through "Chinese Wall" or other procedures.


SECTION 5 - REPORTING

     A.   Initial and Annual Holdings Reports

     1. Except as otherwise provided in this Section, every Access Person shall report to the Legal Compliance Officer, no later than 10 days after becoming an Access Person of the Fund or the Adviser, and thereafter on an annual basis as of December 31 of each year, the following information:

          (i) the title, number of shares and principal amount of each Covered Security in which the Access Person has any direct or indirect beneficial ownership at the time such person became an Access Person;

          (ii) the name of any broker-dealer or bank with whom the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person; and

          (iii) the date that such report is submitted by the Access Person.

     2. A Disinterested Director of the Fund need not make an Initial or Annual Holdings Report.

     3. Access Persons of MWC need not make an Initial or Annual Holdings Report, unless such Access Persons are considered Access Persons of the Fund or the Adviser.


     B.   Quarterly Transaction Reports

     1. Except as otherwise provided below, every Access Person shall report to their respective Legal Compliance Officer no later than 10 days after the end of each calendar quarter (including those calendar quarters in which no securities transactions were effected), the following information:

     (A) With respect to any transactions in any Covered Security in which such Access Person has, or by reason of such transaction acquires, any direct or beneficial ownership in the Covered Security:

          (i) the date of the transaction, title, interest rate and maturity rate (if applicable), the number of shares, and the principal amount of each Covered Security involved;

          (ii) the nature of the transaction (i.e. purchase, sale, or any other type of acquisition or disposition);

          (iii)the price of the Covered Security at which the transaction was effected;

          (iv) the name of the broker, dealer or bank with or through which the transaction was effected; and

          (v)  the date that the report is submitted by the Access Person; and

     (B) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

          (i) the name of each broker, dealer or bank with whom the Access Person established the account;

          (ii) the date the account was established; and

          (iii) the date that the report is submitted by the Access Person,

     2. A Disinterested Director of the Fund, the Adviser or MWC need only report a transaction in a Covered Security in a quarterly transaction report if such director, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a director, should have known that, during the 15 day period immediately prior to or after the date of the transaction by the director, such Covered Security was purchased or sold by the Fund or by MWC Clients or was being considered by the Fund, its investment Adviser or MWC for purchase or sale by the Fund or by MWC Clients.

     C)   Exceptions to the Reporting Requirements

     An Access Person shall not be required to make a report under Section 5 hereof with respect to any transaction effected for any account if:

          (i) the Access Person has no direct or indirect influence or control over the account; and

          (ii) such report would duplicate information contained in broker trade confirmations or account statements received by the Fund, Investment Adviser, MWC, or principal underwriter with respect to the Access Person.

     D)   Disclaimer

     All reports submitted to the Legal Compliance Officer pursuant to Section 5 may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

     E)   Duplicate Confirmations and Statements

     All Access Persons must direct their brokers to supply to the Legal Compliance Officer, on a timely basis, duplicates copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts.

     F)   Annual Certification

     On an annual basis, Access Persons must certify annually that he or she has read and understands the Code and recognizes that he or she is subject to the Code. In addition, each Access Person must certify annually that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

     G)   Confidentiality

     All personal matters discussed with the Legal Compliance Officer and all confirmations, account statements and personal investment reports shall be kept in confidence, but will be available for inspection by the Boards of Directors of the Fund, the Adviser, and MWC for which such person is an Access Person, and by the appropriate regulatory agencies.

     H)   Recommendations by Access Persons

     Whenever an Access Person recommends that the Fund or MWC Clients purchase or sell a Covered Security, he or she shall disclose whether he or she presently owns such security, or whether he or she is considering its purchase or sale.

SECTION 6 - ADMINISTRATION OF THE CODE OF ETHICS

     A)   Compliance Review

     1. The Legal Compliance Officer will maintain a list of all Access Persons, will provide each Access Person with a copy of this Code upon request, and will notify each Access Person in writing that such person is an Access Person. Once a person has been so identified, he or she shall continue to be an Access Person until otherwise notified in writing by the Legal Compliance Officer, provided however, if such person is an Access Person solely because he or she is a Director, such person shall cease to be an Access Person at the time such person ceases to be a Director.

     2. The Legal Compliance Officer or his designate shall review all personal holdings reports submitted by each Access Person, including confirmations of personal securities transactions, to ensure that no trading has taken place in violation of Rule 17j-1 or the Code. In addition, the Legal Compliance Officer shall compare the reported personal securities transactions with completed and contemplated portfolio transactions of the Fund to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, the Legal Compliance Officer shall give such person an opportunity to supply additional information regarding the transaction in question. The Legal Compliance Officer shall maintain a list of personnel responsible for reviewing transaction and personal holdings reports.

     B)   Pre-clearance

     (i) All Access Persons (other than Disinterested Directors) must pre-clear with and receive prior approval from the Legal Compliance Officer before purchasing or selling any Covered Security. Such requests shall be made either by submitting a Personal Trading Request Form or by submitting an order ticket, which shall be initialed by the Legal Compliance Officer. All approved orders must be executed by the close of business on the day pre-clearance is granted. If any order is not timely executed, a request for pre-clearance must be resubmitted.

     (ii) Disinterested Directors need not pre-clear their personal investments in Covered Security unless a Disinterested Director knows, or in the course of fulfilling his or her official duties as a Disinterested Director should know, that, within the most recent 15 days, the Fund has purchased or sold, or considered for purchase or sale, such Covered Security or is proposing to purchase or sell, directly or indirectly, any Covered Security in which the Disinterested Director has, or by reason of such transaction would acquire, any direct or indirect beneficial ownership.

     C)   Sanctions

     Any violation of this Code shall be reported on a quarterly basis to the Board of Directors of the Fund or the Adviser, as the case may be, in accordance with Section 14 of the Code. The Board of Directors of the Fund or the Adviser, as the case may be, may impose such sanctions as it deems appropriate, including inter alia, a letter of censure or suspension or termination of employment of the Access Person or a request for disgorgement of any profits received from a securities transaction done in violation of this Code.

     D)   Board of Directors Annual Review

     Annually, the Fund's Board of Directors shall receive a written report containing the following:

     (i)  a copy of the  existing  Code of  Ethics  from  the  Legal  Compliance
          Officer;

     (ii) a report completed by the Legal Compliance Officer identifying any issues arising under the Code, including any material violations of the Code during the past year and sanctions imposed in response to such material violations of the Code;

     (iii)A list of  recommendations,  if any,  to change the  existing  Code of
          Ethics  based  upon  experience,   evolving   industry   practices  or
          developments in applicable laws or regulations.

     E)   Fund Board of Directors Annual Approval

     Annually, the Board of Directors, including a majority of the Disinterested Directors of the Board, shall approve this Code and any material changes to the Code. The Board of Directors shall approve any material change to this Code no later than 6 months after the adoption of the material change, provided however, that before approving this Code or any amendment to this Code the Board shall have received a certification from the Fund and Adviser that the Fund and the Adviser have adopted procedures reasonably necessary to prevent Access Persons of the Fund or the Adviser from violating the Code.

     F)   Record Keeping

     This Code, a list of all persons required to make reports hereunder from time to time, a copy of each report made by an Access Person hereunder, a list of all persons responsible for reviewing the reports required hereunder, a record of any decision and the reasons supporting the decision to approve any acquisition or sale by Access Persons of securities in an IPO or limited offering, each memorandum made by the Legal Compliance Officer hereunder and a record of any violations hereof and any sanctions imposed in response to any material violations of the Code shall be maintained by the Fund as required under the Rule.

     G)   Principal Underwriter

     At least annually, the principal underwriter of the Fund must submit a copy of its Code of Ethics to the Legal Compliance Officer, provided however, that such copy shall not be required to be submitted, if the principal underwriter is an Affiliate of the Fund or the Adviser or if any officer, director, or general partner of the principal underwriter serves as an officer, director or general partner of the Fund or the Adviser.

Amended and Adopted
this 13th day of September, 2001


                               TRANSACTION REPORT

The requirement to list the securities owned or transactions effected can be met by having broker trade confirmations and account statements sent to the Fund, Investment Adviser, MWC or principal underwriter with respect to the Access Person. However, the Certification on page 2 of this Transaction Report must be signed and dated annually by each Access Person.


To:      _________________________, Legal Compliance Officer

From:    _______________________________________________
                           (Your Name)

     This Transaction Report (the "Report") is submitted pursuant to the Code of Ethics of the Fund, the Adviser and MWC, and supplies (below) information with respect to transactions in any security in which I may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest (whether or not such security is a Covered Security held or to be acquired by the Fund or MWC Clients) for the calendar quarter ended_______________________.

     Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

     For purposes of the Report beneficial ownership shall be interpreted subject to the provisions of the Code of Ethics and Rule 16a-l(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934.


----------- ------------ -------------- -------------------- ------------ ----------------- -------------
                            Nature of
                           Transaction
                            (whether                                         Name of the
                         Purchase, Sale                        Price At   Broker, Dealer Or
                          or Other Type Principal Amount of    Which the    Bank With Whom    Nature Of
 Title of     Date of    of Disposition Securities Acquired   Transaction  The Transaction  Ownership of
Securities  Transaction  Or Acquisition or Disposed Of       Was Effected    Was Effected   Securities*
----------  -----------  -------------- --------------       ------------    ------------   ----------
----------- ------------ -------------- -------------------- ------------ ----------------- -------------

* if appropriate, you may disclaim beneficial ownership of any security listed in this report.


TRANSACTION REPORT


     I HEREBY CERTIFY THAT I (1) HAVE READ AND UNDERSTAND THE CODE OF ETHICS OF THE FUND, THE ADVISER AND MORSE, WILLIAMS & CO., INC., DATED __________________,(2) RECOGNIZE THAT I AM SUBJECT TO THE CODE OF ETHICS, (3) HAVE COMPLIED WITH THE REQUIREMENTS OF THE CODE OF ETHICS OVER THE PAST YEAR,
(4) HAVE DISCLOSED ALL PERSONAL SECURITIES TRANSACTIONS, OVER THE PAST YEAR, REQUIRED TO BE DISCLOSED BY THE CODE OF ETHICS, (5) HAVE SOUGHT AND OBTAINED PRE-CLEARANCE WHENEVER REQUIRED BY THE CODE OF ETHICS AND (6) CERTIFY THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

Name (Print)               _____________________________________________

Signature                  _____________________________________________

Date                       _____________________________________________



                   PERSONAL TRADING REQUEST AND AUTHORIZATION

In lieu of using this Personal Trading Request, the pre-clearance requirements may be satisfied by submitting prior to the trade an order ticket, which has been approved and initialed by the Legal Compliance Officer.


Personal Trading Request (to be completed by Access Person prior to any personal trade):

Name:
      ------------------------------------------------------------------------
Date For Which You Seek Approval:
                                 ---------------------------------------------

Name of the issuer and dollar amount or number of securities of the issuer to be purchased or sold:

Nature of the transaction (i.e., purchase, sale): 1
                                                    --------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------

Are you or is a member of your immediate family an officer, trustee, or director of the issuer of the securities or any affiliate2 of the issuer? Yes __ No __

If yes, please describe:
                        ------------------------------------------------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------


Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the securities.3

Do you have any material nonpublic information concerning the issuer?

                           Yes ___  No___


----------------
     1 If other than market order, please describe any proposed limits.

     2 For purposes of this question, "affiliate" includes (i) any entity that directly or indirectly owns, controls or holds with power to vote 5% or more of the outstanding voting securities of the issuer and (ii) any entity under common control with the issuer.

     3 A "professional relationship" includes, for example, the provision of legal counsel or accounting services. A, "business relationship" includes, for example, the provision of consulting services or insurance coverage.

Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship, between the proposed transaction and any securities held or to be acquired by the Fund, Adviser or MWC that may be relevant to a determination as to the existence of a potential conflict of interest?4

                           Yes___   No___

If yes, please describe:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     To the best of my knowledge and belief, the answers that I have provided above are true and correct.


                                           Signature:__________________________

------------
     4 Facts that would be responsive to this question include, for example, the receipt of "special favors" from a stock promoter, such as participation in a private placement or initial public offering, as an inducement to purchase other securities of Fund, Adviser or MWC. Another example would be investment in securities of a limited partnership that in turn owned warrants of a company formed for the purpose of effecting a leveraged buy-out in circumstances where the Fund, Adviser or MWC might invest in securities related to the leveraged buy-out. The foregoing are only examples of pertinent facts and in no way limit the types of facts that may be responsive to this question.


               Approval or Disapproval of Personal Trading Request
                 (to be completed by Legal Compliance Officer):


          I confirm that the above-described proposed transaction appears to be consistent with the policies described in the Code and that the conditions necessary 5 for approval of the proposed transaction have been satisfied.

          I  do  not  believe  the  above-described   proposed   transaction  is
          consistent with the policies described in the Code or that the conditions necessary for approval of the proposed transaction have been satisfied.


Dated:                                      Signed:
       -----------------------------                ----------------------------

                                            Title:
                                                    ----------------------------
---------------
     5 In the case of a personal securities transaction by an Access Person of the Fund, Adviser or MWC (other than Disinterested Board Members), the Code of Ethics requires that the Legal Compliance Officer determine that the proposed personal securities transaction (a) is only remotely potentially harmful to the Fund, Adviser or MWC, Inc because they would be very unlikely to affect a highly institutional market, (b) is clearly not economically related to the securities to be purchased or sold or held by the Fund, Adviser or MWC or (c) does not represent any danger of the abuses prescribed by Rule 17j-l, but only if in each case the prospective purchaser has identified to the Legal Compliance Officer all factors of which he or she is aware which are potentially relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between his or her transaction and securities held or to be held by the Fund, Adviser or MWC.